Exhibit 99.1

Plains All American Reports Fourth-Quarter and Full-Year 2022 Results;
Announces 2023 Guidance

    (Houston — February 8, 2023) Plains All American Pipeline, L.P. (Nasdaq: PAA) and Plains GP Holdings (Nasdaq: PAGP) today reported fourth-quarter and full-year 2022 results, announced 2023 guidance and provided the following highlights:

2022 Highlights

•Fourth-quarter and full-year 2022 Net income attributable to PAA of $263 million and $1.04 billion, respectively, and 2022 Net cash provided by operating activities of $335 million and $2.41 billion, respectively

•Delivered better than expected fourth-quarter and full-year 2022 Adjusted EBITDA attributable to PAA of $659 million and $2.51 billion, respectively

•Generated full-year 2022 Free Cash Flow of $1.61 billion, repurchased $74 million of common units, repaid $774 million of total debt and achieved year-end leverage of 3.7x

•Announced multi-year capital allocation framework prioritizing Free Cash Flow generation, further improving financial flexibility and increasing returns of capital to equity holders

2023 Outlook

•Expect full-year 2023 Adjusted EBITDA attributable to PAA of $2.45 - $2.55 billion and year-end 2023 leverage of +/- 3.5x

•Increased the annualized common distribution by $0.20 to $1.07 per unit in January 2023 (to be paid in February)

•Expect to generate approximately $1.60 billion of Free Cash Flow in 2023, underpinning multi-year return of capital to equity holders and absolute debt reduction

•Remain focused on disciplined capital investments, anticipating full-year 2023 Investment and Maintenance Capital of $325 million and $195 million, net to PAA

“2022 represented a positive inflection point for Plains, evidenced by strong execution of our goals and initiatives. This included reaching the lower-end of our leverage target range and increasing returns of capital to equity holders through a combination of increased distributions and share repurchases. Additionally, we achieved record health, safety, and environmental performance by achieving or exceeding 20% reduction targets in our key metrics,” stated Willie Chiang, Chairman and CEO of Plains. “Looking to 2023, our Permian Basin assets are well positioned to benefit from continued production growth. In our NGL segment, we continue to evaluate capital efficient debottlenecking opportunities which we expect to improve our long-term fee-based earnings. We remain focused on continuing to generate significant Free Cash Flow, which provides visibility for improving shareholder returns primarily through distribution increases and disciplined accretive investments, all while maintaining balance sheet flexibility.”
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Plains All American Pipeline

Summary Financial Information (unaudited)
(in millions, except per unit data)

	Three Months Ended December 31,		%	Twelve Months Ended December 31,		%
GAAP Results	2022	2021	Change	2022	2021	Change
Net income attributable to PAA (1)	$263	$450	(42)%	$1,037	$593	75%
Diluted net income per common unit	$0.30	$0.56	(46)%	$1.19	$0.55	116%
Diluted weighted average common units outstanding	698	709	(2)%	701	716	(2)%
Net cash provided by operating activities	$335	$635	(47)%	$2,408	$1,996	21%
Distribution per common unit declared for the period	$0.2675	$0.1800	49%	$0.9200	$0.7200	28%

(1)Reported results for the three and twelve months ended December 31, 2022 include a non-cash asset impairment of $330 million related to our California assets and a non-cash gain on investments in unconsolidated entities of approximately $370 million related to our purchase of an additional interest in the Cactus II pipeline. Reported results for the twelve months ended December 31, 2021 include aggregate non-cash asset impairments of approximately $695 million related to the sale of our gas storage assets and the write-down of certain crude oil terminal assets.

	Three Months Ended December 31,		%	Twelve Months Ended December 31,		%
Non-GAAP Results (1)	2022	2021	Change	2022	2021	Change
Adjusted net income attributable to PAA	$286	$231	24%	$1,091	$884	23%
Diluted adjusted net income per common unit	$0.33	$0.25	32%	$1.26	$0.95	33%
Adjusted EBITDA	$759	$646	17%	$2,875	$2,290	26%
Adjusted EBITDA attributable to PAA (2)	$659	$564	17%	$2,510	$2,196	14%
Implied DCF per common unit and common unit equivalent	$0.58	$0.54	7%	$2.26	$2.05	10%
Free Cash Flow (3)	$(4)	$539	(101)%	$1,610	$2,369	(32)%
Free Cash Flow after Distributions	$(218)	$349	(162)%	$828	$1,654	(50)%

(1)See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding our Non-GAAP financial measures, including their reconciliation to the most directly comparable measures as reported in accordance with GAAP, and certain selected items that PAA believes impact comparability of financial results between reporting periods.
(2)Excludes amounts attributable to noncontrolling interests in the Plains Oryx Permian Basin LLC joint venture, Cactus II Pipeline LLC and Red River Pipeline LLC.
(3)Fourth-quarter 2022 Free Cash Flow is impacted by a $230 million payment related to the settlement of a Line 901 class action lawsuit and the purchase of an additional interest in the Cactus II pipeline for approximately $85 million.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Summary of Selected Financial Data by Segment (unaudited)
(in millions)

	Segment Adjusted EBITDA
	Crude Oil	NGL
Three Months Ended December 31, 2022	$504	$151
Three Months Ended December 31, 2021	$423	$141
Percentage change in Segment Adjusted EBITDA versus 2021 period	19%	7%

	Segment Adjusted EBITDA
	Crude Oil	NGL
Twelve Months Ended December 31, 2022	$1,986	$518
Twelve Months Ended December 31, 2021	$1,909	$285
Percentage change in Segment Adjusted EBITDA versus 2021 period	4%	82%
Percentage change in Segment Adjusted EBITDA versus 2021 period further adjusted for impact of divested assets (1)	7%	82%

.
(1)Estimated impact of divestitures completed during 2021 and 2022, assuming an effective date of January 1, 2021. Divested assets primarily included natural gas storage facilities that were previously reported in our Crude Oil segment.

Fourth-quarter 2022 Crude Oil Segment Adjusted EBITDA increased 19% versus comparable 2021 results primarily due to higher volumes across our pipeline systems, particularly our Permian gathering and intra-basin assets in addition to the start-up of the Wink-to-Webster and Capline pipelines, as well as more favorable market conditions for our merchant activities, particularly in Canada. These benefits were partially offset by higher operating expenses as a result of increased volumes and utility costs.

Fourth-quarter 2022 NGL Segment Adjusted EBITDA increased 7% versus comparable 2021 results primarily due to higher throughput at certain of our fractionation, gas processing and storage assets partially offset by higher operating expenses as a result of higher volumes and utility costs, along with an increased ownership interest at Empress.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Plains GP Holdings

PAGP owns an indirect non-economic controlling interest in PAA’s general partner and an indirect limited partner interest in PAA. As the control entity of PAA, PAGP consolidates PAA’s results into its financial statements, which is reflected in the condensed consolidating balance sheet and income statement tables attached hereto.

Conference Call
PAA and PAGP will hold a joint conference call at 4:30 p.m. CT on Wednesday, February 8, 2023 to discuss the following items:
1.PAA’s fourth-quarter and full-year 2022 performance;
2.Capitalization and liquidity; and
3. 2023 Financial guidance.
Conference Call Webcast Instructions
To access the internet webcast, please go to https://edge.media-server.com/mmc/p/igr8sbqe.

Alternatively, the webcast can be accessed on our website (www.plains.com) under Investor Relations (Navigate to: Investor Relations / either “PAA” or “PAGP” / News & Events / Quarterly Earnings). Following the live webcast, an audio replay in MP3 format will be available on our website within two hours after the end of the call and will be accessible for a period of 365 days. Slides will be posted prior to the call and a complete transcript will be posted after the call at the above referenced website.

Non-GAAP Financial Measures and Selected Items Impacting Comparability
To supplement our financial information presented in accordance with GAAP, management uses additional measures known as “non-GAAP financial measures” in its evaluation of past performance and prospects for the future and to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes. The primary additional measures used by management are Adjusted EBITDA, Adjusted EBITDA attributable to PAA, Implied Distributable Cash Flow (“DCF”), Free Cash Flow and Free Cash Flow after Distributions.

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization (including our proportionate share of depreciation and amortization, including write-downs related to cancelled projects and impairments, of unconsolidated entities), gains and losses on asset sales and asset impairments, goodwill impairment losses and gains or losses on and impairments of investments in unconsolidated entities, adjusted for certain selected items impacting comparability. Our definition and calculation of certain non-GAAP financial measures may not be comparable to similarly-titled measures of other companies. Adjusted EBITDA, Adjusted EBITDA attributable to PAA, Implied DCF and certain other non-GAAP financial performance measures are reconciled to Net Income, and Free Cash Flow and Free Cash Flow after Distributions are reconciled to Net Cash Provided by Operating Activities (the most directly comparable measures as reported in accordance with GAAP) for the historical periods presented in the tables attached to this release, and should be viewed in addition to, and not in lieu of, our Consolidated Financial Statements and accompanying notes. In addition, we encourage you to visit our website at www.plains.com (in particular the section under “Financial Information” entitled “Non-GAAP Reconciliations” within the Investor Relations tab), which presents a reconciliation of our commonly used non-GAAP and supplemental financial measures. We do not reconcile non-GAAP financial measures on a forward-looking basis as it is impractical to do so without unreasonable effort.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Performance Measures

Management believes that the presentation of Adjusted EBITDA, Adjusted EBITDA attributable to PAA and Implied DCF provides useful information to investors regarding our performance and results of operations because these measures, when used to supplement related GAAP financial measures, (i) provide additional information about our core operating performance and ability to fund distributions to our unitholders through cash generated by our operations and (ii) provide investors with the same financial analytical framework upon which management bases financial, operational, compensation and planning/budgeting decisions. We also present these and additional non-GAAP financial measures, including adjusted net income attributable to PAA and basic and diluted adjusted net income per common unit, as they are measures that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. These non-GAAP measures may exclude, for example, (i) charges for obligations that are expected to be settled with the issuance of equity instruments, (ii) gains and losses on derivative instruments that are related to underlying activities in another period (or the reversal of such adjustments from a prior period), gains and losses on derivatives that are either related to investing activities (such as the purchase of linefill) or purchases of long-term inventory, and inventory valuation adjustments, as applicable, (iii) long-term inventory costing adjustments, (iv) items that are not indicative of our core operating results and/or (v) other items that we believe should be excluded in understanding our core operating performance. These measures may be further adjusted to include amounts related to deficiencies associated with minimum volume commitments whereby we have billed the counterparties for their deficiency obligation and such amounts are recognized as deferred revenue in “Other current liabilities” in our Consolidated Financial Statements. We also adjust for amounts billed by our equity method investees related to deficiencies under minimum volume commitments. Such amounts are presented net of applicable amounts subsequently recognized into revenue. Furthermore, the calculation of these measures contemplates tax effects as a separate reconciling item, where applicable. We have defined all such items as “selected items impacting comparability.” Due to the nature of the selected items, certain selected items impacting comparability may impact certain non-GAAP financial measures, referred to as adjusted results, but not impact other non-GAAP financial measures. We do not necessarily consider all of our selected items impacting comparability to be non-recurring, infrequent or unusual, but we believe that an understanding of these selected items impacting comparability is material to the evaluation of our operating results and prospects.

Although we present selected items impacting comparability that management considers in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions, divestitures, investment capital projects and numerous other factors. These types of variations may not be separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Annual Report on Form 10-K.

Liquidity Measures

Management also uses the non-GAAP financial measures Free Cash Flow and Free Cash Flow after Distributions to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes. Free Cash Flow is defined as Net Cash Provided by Operating Activities, less Net Cash Provided by/(Used in) Investing Activities, which primarily includes acquisition, investment and maintenance capital expenditures, investments in unconsolidated entities and the impact from the purchase and sale of linefill, net of proceeds from the sales of assets and further impacted by distributions to and contributions from noncontrolling interests. Free Cash Flow is further reduced by cash distributions paid to our preferred and common unitholders to arrive at Free Cash Flow after Distributions.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per unit data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
REVENUES	$12,952	$12,989	$57,342	$42,078

COSTS AND EXPENSES
Purchases and related costs	11,995	11,760	53,176	38,504
Field operating costs	343	319	1,315	1,065
General and administrative expenses	82	87	325	292
Depreciation and amortization	254	223	965	774
(Gains)/losses on asset sales and asset impairments, net	315	—	269	592
Total costs and expenses	12,989	12,389	56,050	41,227

OPERATING INCOME/(LOSS)	(37)	600	1,292	851

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	96	83	403	274
Gain/(loss) on investments in unconsolidated entities, net	345	2	346	2
Interest expense, net	(100)	(106)	(405)	(425)
Other income/(expense), net	18	6	(219)	19

INCOME BEFORE TAX	322	585	1,417	721
Current income tax expense	(24)	(38)	(84)	(50)
Deferred income tax (expense)/benefit	12	(50)	(105)	(23)

NET INCOME	310	497	1,228	648
Net income attributable to noncontrolling interests	(47)	(47)	(191)	(55)
NET INCOME ATTRIBUTABLE TO PAA	$263	$450	$1,037	$593

NET INCOME PER COMMON UNIT:
Net income allocated to common unitholders — Basic and Diluted	$210	$398	$831	$393
Basic and diluted weighted average common units outstanding	698	709	701	716
Basic and diluted net income per common unit	$0.30	$0.56	$1.19	$0.55

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA
(in millions)

	December 31, 2022	December 31, 2021
ASSETS
Current assets (including Cash and cash equivalents of $401 and $449, respectively)	$5,355	$6,137
Property and equipment, net	15,250	14,903
Investments in unconsolidated entities	3,084	3,805
Intangible assets, net	2,145	1,960
Linefill	961	907
Long-term operating lease right-of-use assets, net	349	393
Long-term inventory	284	253
Other long-term assets, net	464	251
Total assets	$27,892	$28,609

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$5,891	$6,232
Senior notes, net	7,237	8,329
Other long-term debt, net	50	69
Long-term operating lease liabilities	308	339
Other long-term liabilities and deferred credits	1,081	830
Total liabilities	14,567	15,799

Partners’ capital excluding noncontrolling interests	10,057	9,972
Noncontrolling interests	3,268	2,838
Total partners’ capital	13,325	12,810
Total liabilities and partners’ capital	$27,892	$28,609

DEBT CAPITALIZATION RATIOS
(in millions)

	December 31, 2022	December 31, 2021
Short-term debt	$1,159	$822
Long-term debt	7,287	8,398
Total debt	$8,446	$9,220

Long-term debt	$7,287	$8,398
Partners’ capital excluding noncontrolling interests	10,057	9,972
Total book capitalization excluding noncontrolling interests (“Total book capitalization”)	$17,344	$18,370
Total book capitalization, including short-term debt	$18,503	$19,192

Long-term debt-to-total book capitalization	42%	46%
Total debt-to-total book capitalization, including short-term debt	46%	48%

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME PER COMMON UNIT (1)
(in millions, except per unit data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Basic and Diluted Net Income per Common Unit
Net income attributable to PAA	$263	$450	$1,037	$593
Distributions to Series A preferred unitholders	(37)	(37)	(149)	(149)
Distributions to Series B preferred unitholders	(15)	(12)	(52)	(49)
Amounts allocated to participating securities	(1)	(3)	(5)	(2)
Net income allocated to common unitholders	$210	$398	$831	$393

Basic and diluted weighted average common units outstanding (2) (3)	698	709	701	716

Basic and diluted net income per common unit	$0.30	$0.56	$1.19	$0.55

(1)We calculate net income allocated to common unitholders based on the distributions pertaining to the current period’s net income. After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to common unitholders and participating securities in accordance with the contractual terms of our partnership agreement in effect for the period and as further prescribed under the two-class method.
(2)The possible conversion of our Series A preferred units was excluded from the calculation of diluted net income per common unit for the three and twelve months ended December 31, 2022 and 2021 as the effect was either antidilutive or did not change net income per common unit.
(3)Our equity-indexed compensation plan awards that contemplate the issuance of common units are considered dilutive unless (i) they become vested only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. Equity-indexed compensation plan awards that are deemed to be dilutive are reduced by a hypothetical common unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB. For the three and twelve months ended December 31, 2022 and 2021, the effect of equity-indexed compensation plan awards was either antidilutive or did not change net income per common unit.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS

COMPUTATION OF BASIC AND DILUTED ADJUSTED NET INCOME PER COMMON UNIT (1)
(in millions, except per unit data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Basic and Diluted Adjusted Net Income per Common Unit
Net income attributable to PAA	$263	$450	$1,037	$593
Selected items impacting comparability - Adjusted net income attributable to PAA (2)	23	(219)	54	291
Adjusted net income attributable to PAA	$286	$231	$1,091	$884
Distributions to Series A preferred unitholders	(37)	(37)	(149)	(149)
Distributions to Series B preferred unitholders	(15)	(12)	(52)	(49)
Amounts allocated to participating securities	(1)	(2)	(5)	(3)
Adjusted net income allocated to common unitholders	$233	$180	$885	$683

Basic and diluted weighted average common units outstanding (3) (4)	698	709	701	716

Basic and diluted adjusted net income per common unit	$0.33	$0.25	$1.26	$0.95

(1)We calculate adjusted net income allocated to common unitholders based on the distributions pertaining to the current period’s net income. After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the common unitholders and participating securities in accordance with the contractual terms of our partnership agreement in effect for the period and as further prescribed under the two-class method.
(2)See the “Selected Items Impacting Comparability” table for additional information.
(3)The possible conversion of our Series A preferred units was excluded from the calculation of diluted adjusted net income per common unit for the three and twelve months ended December 31, 2022 and 2021 as the effect was antidilutive.
(4)Our equity-indexed compensation plan awards that contemplate the issuance of common units are considered dilutive unless (i) they become vested only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. Equity-indexed compensation plan awards that are deemed to be dilutive are reduced by a hypothetical common unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB. For the three and twelve months ended December 31, 2022 and 2021, the effect of equity-indexed compensation plan awards did not change adjusted net income per common unit.

Net Income Per Common Unit to Adjusted Net Income Per Common Unit Reconciliation:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Basic and diluted net income per common unit	$0.30	$0.56	$1.19	$0.55
Selected items impacting comparability per common unit (1)	0.03	(0.31)	0.07	0.40
Basic and diluted adjusted net income per common unit	$0.33	$0.25	$1.26	$0.95

(1)See the “Selected Items Impacting Comparability” and the “Computation of Basic and Diluted Adjusted Net Income Per Common Unit” tables for additional information.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS (continued)
(in millions, except per unit and ratio data)

Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net Income	$310	$497	$1,228	$648
Interest expense, net	100	106	405	425
Income tax expense	12	88	189	73
Depreciation and amortization	254	223	965	774
(Gains)/losses on asset sales and asset impairments, net	315	—	269	592
(Gain)/loss on investments in unconsolidated entities, net	(345)	(2)	(346)	(2)
Depreciation and amortization of unconsolidated entities (1)	27	14	85	123
Selected items impacting comparability - Adjusted EBITDA (2)	86	(280)	80	(343)
Adjusted EBITDA	$759	$646	$2,875	$2,290
Adjusted EBITDA attributable to noncontrolling interests	(100)	(82)	(365)	(94)
Adjusted EBITDA attributable to PAA	$659	$564	$2,510	$2,196

Adjusted EBITDA	$759	$646	$2,875	$2,290
Interest expense, net of certain non-cash items (3)	(96)	(100)	(391)	(401)
Maintenance capital	(65)	(52)	(211)	(168)
Investment capital of noncontrolling interests (4)	(18)	(9)	(69)	(9)
Current income tax expense	(24)	(38)	(84)	(50)
Distributions from unconsolidated entities in excess of/(less than) adjusted equity earnings (5)	20	5	(28)	16
Distributions to noncontrolling interests (6)	(104)	(4)	(298)	(14)
Implied DCF	$472	$448	$1,794	$1,664
Preferred unit cash distributions (6)	(62)	(62)	(198)	(198)
Implied DCF Available to Common Unitholders	$410	$386	$1,596	$1,466

Weighted Average Common Units Outstanding	698	709	701	716
Weighted Average Common Units and Common Unit Equivalents	769	780	772	787

Implied DCF per Common Unit (7)	$0.59	$0.54	$2.28	$2.05
Implied DCF per Common Unit and Common Unit Equivalent (8)	$0.58	$0.54	$2.26	$2.05

Cash Distribution Paid per Common Unit	$0.2175	$0.1800	$0.8325	$0.7200
Common Unit Cash Distributions (6)	$152	$128	$584	$517
Common Unit Distribution Coverage Ratio	2.70x	3.02x	2.73x	2.84x

Implied DCF Excess	$258	$258	$1,012	$949

(1)Adjustment to exclude our proportionate share of depreciation and amortization expense (including write-downs related to cancelled projects and impairments) of unconsolidated entities.
(2)See the “Selected Items Impacting Comparability” table for additional information.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

(3)Excludes certain non-cash items impacting interest expense such as amortization of debt issuance costs and terminated interest rate swaps.
(4)Investment capital expenditures attributable to noncontrolling interests that reduce Implied DCF available to PAA common unitholders.
(5)Comprised of cash distributions received from unconsolidated entities less equity earnings in unconsolidated entities (adjusted for our proportionate share of depreciation and amortization, including write-downs related to cancelled projects and impairments, and selected items impacting comparability of unconsolidated entities).
(6)Cash distributions paid during the period presented.
(7)Implied DCF Available to Common Unitholders for the period divided by the weighted average common units outstanding for the period.
(8)Implied DCF Available to Common Unitholders for the period, adjusted for Series A preferred unit cash distributions paid, divided by the weighted average common units and common unit equivalents outstanding for the period. Our Series A preferred units are convertible into common units, generally on a one-for-one basis and subject to customary anti-dilution adjustments, in whole or in part, subject to certain minimum conversion amounts.

Net Income Per Common Unit to Implied DCF Per Common Unit and Common Unit Equivalent Reconciliation:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Basic net income per common unit	$0.30	$0.56	$1.19	$0.55
Reconciling items per common unit (1) (2)	0.29	(0.02)	1.09	1.50
Implied DCF per common unit	$0.59	$0.54	$2.28	$2.05

Basic net income per common unit	$0.30	$0.56	$1.19	$0.55
Reconciling items per common unit and common unit equivalent (1) (3)	0.28	(0.02)	1.07	1.50
Implied DCF per common unit and common unit equivalent	$0.58	$0.54	$2.26	$2.05

(1)Represents adjustments to Net Income to calculate Implied DCF Available to Common Unitholders. See the “Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation” table for additional information.
(2)Based on weighted average common units outstanding for the period of 698 million, 709 million, 701 million and 716 million, respectively.
(3)Based on weighted average common units outstanding for the period, as well as weighted average Series A preferred units outstanding of 71 million for each of the periods presented.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS (continued)
(in millions)

Free Cash Flow and Free Cash Flow after Distributions Reconciliation (1):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$335	$635	$2,408	$1,996
Adjustments to reconcile net cash provided by operating activities to free cash flow:
Net cash provided by/(used in) investing activities	(235)	(92)	(526)	386
Cash contributions from noncontrolling interests	—	—	26	1
Cash distributions paid to noncontrolling interests (2)	(104)	(4)	(298)	(14)
Free Cash Flow	$(4)	$539	$1,610	$2,369
Cash distributions (3)	(214)	(190)	(782)	(715)
Free Cash Flow after Distributions	$(218)	$349	$828	$1,654

(1)Management uses the Non-GAAP financial liquidity measures Free Cash Flow and Free Cash Flow after Distributions to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes.
(2)Cash distributions paid during the period presented.
(3)Cash distributions paid to preferred and common unitholders during the period.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED ITEMS IMPACTING COMPARABILITY
(in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Selected Items Impacting Comparability: (1)
Gains/(losses) from derivative activities and inventory valuation adjustments (2)	$(76)	$249	$91	$285
Long-term inventory costing adjustments (3)	(18)	13	4	94
Deficiencies under minimum volume commitments, net (4)	24	38	(7)	7
Equity-indexed compensation expense (5)	(8)	(5)	(32)	(19)
Net gain/(loss) on foreign currency revaluation (6)	2	11	(41)	7
Line 901 incident (7)	(10)	(15)	(95)	(15)
Significant transaction-related expenses (8)	—	(11)	—	(16)
Selected items impacting comparability - Adjusted EBITDA	$(86)	$280	$(80)	$343
Gains from derivative activities	1	—	7	—
Gain/(loss) on investments in unconsolidated entities, net	345	2	346	2
Gains/(losses) on asset sales and asset impairments, net	(315)	—	(269)	(592)
Tax effect on selected items impacting comparability	24	(63)	(65)	(44)
Aggregate selected items impacting noncontrolling interests	8	—	7	—
Selected items impacting comparability - Adjusted net income attributable to PAA	$(23)	$219	$(54)	$(291)

(1)Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.
(2)We use derivative instruments for risk management purposes and our related processes include specific identification of hedging instruments to an underlying hedged transaction. Although we identify an underlying transaction for each derivative instrument we enter into, there may not be an accounting hedge relationship between the instrument and the underlying transaction. In the course of evaluating our results, we identify differences in the timing of earnings from the derivative instruments and the underlying transactions and exclude the related gains and losses in determining adjusted results such that the earnings from the derivative instruments and the underlying transactions impact adjusted results in the same period. In addition, we exclude gains and losses on derivatives that are related to (i) investing activities, such as the purchase of linefill, and (ii) purchases of long-term inventory. We also exclude the impact of corresponding inventory valuation adjustments, as applicable. In addition, we exclude gains and losses from the mark-to-market of the embedded derivative associated with the Preferred Distribution Rate Reset Option of our Series A preferred units.
(3)We carry crude oil and NGL inventory that is comprised of minimum working inventory requirements in third-party assets and other working inventory that is needed for our commercial operations. We consider this inventory necessary to conduct our operations and we intend to carry this inventory for the foreseeable future. Therefore, we classify this inventory as long-term on our balance sheet and do not hedge the inventory with derivative instruments (similar to linefill in our own assets). We treat the impact of changes in the average cost of the long-term inventory (that result from fluctuations in market prices) and write-downs of such inventory that result from price declines as a selected item impacting comparability.
(4)We, and certain of our equity method investments, have certain agreements that require counterparties to deliver, transport or throughput a minimum volume over an agreed upon period. Substantially all of such agreements were entered into with counterparties to economically support the return on capital expenditure necessary to construct the related asset. Some of these agreements include make-up rights if the minimum volume is not met. We, or our equity method investees, record a receivable from the counterparty in the period that services are provided or when the transaction occurs, including amounts for deficiency obligations from counterparties associated with minimum volume commitments. If a counterparty has a make-up right associated with a deficiency, we, or our equity method investees, defer the revenue attributable to the counterparty’s make-up right and subsequently recognize the revenue at the earlier of when the deficiency volume is delivered or shipped, when the make-up right expires or when it is determined that the counterparty’s ability to utilize the make-up right is remote. We include the impact of amounts billed to counterparties for their deficiency obligation, net of applicable amounts subsequently recognized into revenue or equity earnings, as a selected item impacting comparability. We believe the inclusion of the contractually committed revenues associated with that period is meaningful to investors as the related asset has been constructed, is standing ready to provide the committed service and the fixed operating costs are included in the current period results.
(5)Our total equity-indexed compensation expense includes expense associated with awards that will be settled in units and awards that will be settled in cash. The awards that will be settled in units are included in our diluted net income per unit calculation when the applicable performance criteria have been met. We consider the compensation expense associated with these awards as a selected item impacting comparability as the dilutive impact of the outstanding awards is included in our diluted net income per unit calculation, as applicable. The portion of compensation expense associated with awards that will be settled in cash is not considered a selected item impacting comparability.
(6)During the periods presented, there were fluctuations in the value of the Canadian dollar to the U.S. dollar, resulting in the realization of foreign exchange gains and losses on the settlement of foreign currency transactions as well as the revaluation of monetary assets and liabilities denominated in a foreign currency. These gains and losses are not integral to our core operating performance and were thus classified as a selected item impacting comparability.
(7)Includes costs recognized during the period related to the Line 901 incident that occurred in May 2015, net of amounts we believe are probable of recovery from insurance.
(8)Includes expenses associated with the Plains Oryx Permian Basin joint venture transaction, which closed on October 5, 2021.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY SEGMENT
(in millions)

	Three Months Ended December 31, 2022		Three Months Ended December 31, 2021
	Crude Oil	NGL	Crude Oil	NGL
Revenues (1)	$12,386	$686	$12,137	$934
Purchases and related costs (1)	(11,593)	(522)	(11,394)	(448)
Field operating costs (2)	(253)	(90)	(242)	(77)
Segment general and administrative expenses (2) (3)	(63)	(19)	(70)	(17)
Equity earnings in unconsolidated entities	96	—	83	—

Adjustments: (4)
Depreciation and amortization of unconsolidated entities	27	—	14	—
(Gains)/losses from derivative activities and inventory valuation adjustments	(8)	91	(9)	(239)
Long-term inventory costing adjustments	14	4	(2)	(11)
Deficiencies under minimum volume commitments, net	(24)	—	(38)	—
Equity-indexed compensation expense	8	—	5	—
Net (gain)/loss on foreign currency revaluation	4	1	(5)	(1)
Line 901 incident	10	—	15	—
Significant transaction-related expenses	—	—	11	—
Adjusted EBITDA attributable to noncontrolling interests (5)	(100)	—	(82)	—
Segment Adjusted EBITDA	$504	$151	$423	$141

Maintenance capital	$32	$33	$25	$27

(1)Includes intersegment amounts.
(2)Field operating costs and Segment general and administrative expenses include equity-indexed compensation expense.
(3)Segment general and administrative expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period.
(4)Represents adjustments utilized by our CODM in the evaluation of segment results. Many of these adjustments are also considered selected items impacting comparability when calculating consolidated non-GAAP financial measures such as Adjusted EBITDA. See the “Selected Items Impacting Comparability” table for additional discussion.
(5)Reflects amounts attributable to noncontrolling interests in Plains Oryx Permian Basin LLC (beginning October 2021), Cactus II Pipeline LLC (beginning November 2022) and Red River Pipeline LLC.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY SEGMENT
(in millions)

	Twelve Months Ended December 31, 2022		Twelve Months Ended December 31, 2021
	Crude Oil	NGL	Crude Oil	NGL
Revenues (1)	$55,080	$2,761	$40,470	$1,968
Purchases and related costs (1)	(52,088)	(1,587)	(37,540)	(1,324)
Field operating costs (2)	(1,003)	(312)	(824)	(241)
Segment general and administrative expenses (2) (3)	(250)	(75)	(221)	(71)
Equity earnings in unconsolidated entities	403	—	274	—

Adjustments: (4)
Depreciation and amortization of unconsolidated entities	85	—	123	—
Gains from derivative activities and inventory valuation adjustments	(11)	(269)	(252)	(19)
Long-term inventory costing adjustments	(3)	(1)	(67)	(27)
Deficiencies under minimum volume commitments, net	7	—	(7)	—
Equity-indexed compensation expense	32	—	19	—
Net (gain)/loss on foreign currency revaluation	3	1	(3)	(1)
Line 901 incident	95	—	15	—
Significant transaction-related expenses	—	—	16	—
Adjusted EBITDA attributable to noncontrolling interests (5)	(364)	—	(94)	—
Segment Adjusted EBITDA	$1,986	$518	$1,909	$285

Maintenance capital	$112	$99	$100	$68

(1)Includes intersegment amounts.
(2)Field operating costs and Segment general and administrative expenses include equity-indexed compensation expense.
(3)Segment general and administrative expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period.
(4)Represents adjustments utilized by our CODM in the evaluation of segment results. Many of these adjustments are also considered selected items impacting comparability when calculating consolidated non-GAAP financial measures such as Adjusted EBITDA. See the “Selected Items Impacting Comparability” table for additional discussion.
(5)Reflects amounts attributable to noncontrolling interests in Plains Oryx Permian Basin LLC (beginning October 2021), Cactus II Pipeline LLC (beginning November 2022) and Red River Pipeline LLC.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

OPERATING DATA BY SEGMENT

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Crude Oil Segment Volumes
Crude oil pipeline tariff (by region) (1)
Permian Basin (3)	6,195	5,297	5,638	4,412
South Texas / Eagle Ford (3)	382	358	357	326
Mid-Continent (3)	538	495	512	455
Gulf Coast	229	151	219	158
Rocky Mountain (3)	327	367	332	332
Western	90	228	179	236
Canada	333	306	328	286
Total crude oil pipeline tariff (1) (3)	8,094	7,202	7,565	6,205

Commercial crude oil storage capacity (2) (3)	72	72	72	73

Crude oil lease gathering purchases (1)	1,409	1,419	1,382	1,330

NGL Segment Volumes (1)
NGL fractionation	155	127	137	129
NGL pipeline tariff	222	189	192	179
Propane and butane sales (4)	128	125	94	110

(1)Average daily volumes calculated as the total volumes (attributable to our interest for assets owned by unconsolidated entities or through undivided joint interests) for the period divided by the number of days in the period. Volumes associated with acquisitions represent total volumes for the number of days we actually owned the assets divided by the number of days in the period.
(2)Average monthly capacity calculated as total volumes for the period divided by the number of months in the period.
(3)Includes volumes (attributable to our interest) from assets owned by unconsolidated entities.
(4)During the fourth quarter of 2022, we modified our sales volumes reported to include only propane and butane sales. Prior to the fourth quarter of 2022, our reported sales volumes included other NGL products, primarily ethane, that represented a significant portion of our total NGL sales volumes but did not contribute significantly to Segment Adjusted EBITDA. Sales volumes for earlier periods presented herein have been recast to include only propane and butane.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP SEGMENT RECONCILIATIONS
(in millions)
Segment Adjusted EBITDA to Adjusted EBITDA attributable to PAA Reconciliation:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Crude Oil Segment Adjusted EBITDA	$504	$423	$1,986	$1,909
NGL Segment Adjusted EBITDA	151	141	518	285
Segment Adjusted EBITDA	$655	$564	$2,504	$2,194
Adjusted other income/(expense), net (1)	4	—	6	2
Adjusted EBITDA attributable to PAA (2)	$659	$564	$2,510	$2,196

(1)Represents “Other income/(expense), net” as reported on our Condensed Consolidated Statements of Operations, excluding other income/(expense), net attributable to noncontrolling interests, adjusted for selected items impacting comparability of $(14) million, $(6) million, $226 million and $(17) million for the three and twelve months ended December 31, 2022 and 2021, respectively. See the “Selected Items Impacting Comparability” table for additional information. Other income/(expense), net attributable to noncontrolling interests was $1 million for the twelve months ended December 31, 2022 and less than $1 million for each of the other periods presented.
(2)See the “Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation” table for reconciliation to Net Income.

Reconciliation of Segment Adjusted EBITDA to Segment Adjusted EBITDA further adjusted for impact of divested assets:

	Twelve Months Ended December 31, 2022		Twelve Months Ended December 31, 2021
	Crude Oil	NGL	Crude Oil	NGL
Segment Adjusted EBITDA	$1,986	$518	$1,909	$285
Impact of divested assets (1)	—	—	(58)	—
Segment Adjusted EBITDA further adjusted for impact of divested assets	$1,986	$518	$1,851	$285

(1) Estimated impact of divestitures completed during 2021 and 2022, assuming an effective date of January 1, 2021. Divested assets primarily included natural gas storage facilities that were previously reported in our Crude Oil segment. Note: The natural gas storage business captured one-time benefits from Winter Storm Uri in the first quarter of 2021.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Three Months Ended December 31, 2022			Three Months Ended December 31, 2021
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
REVENUES	$12,952	$—	$12,952	$12,989	$—	$12,989

COSTS AND EXPENSES
Purchases and related costs	11,995	—	11,995	11,760	—	11,760
Field operating costs	343	—	343	319	—	319
General and administrative expenses	82	1	83	87	1	88
Depreciation and amortization	254	1	255	223	1	224
(Gains)/losses on asset sales and asset impairments, net	315	—	315	—	—	—
Total costs and expenses	12,989	2	12,991	12,389	2	12,391

OPERATING INCOME/(LOSS)	(37)	(2)	(39)	600	(2)	598

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	96	—	96	83	—	83
Gain/(loss) on investments in unconsolidated entities, net	345	—	345	2	—	2
Interest expense, net	(100)	—	(100)	(106)	—	(106)
Other income, net	18	—	18	6	—	6

INCOME BEFORE TAX	322	(2)	320	585	(2)	583
Current income tax expense	(24)	—	(24)	(38)	—	(38)
Deferred income tax (expense)/benefit	12	(13)	(1)	(50)	(24)	(74)

NET INCOME	310	(15)	295	497	(26)	471
Net income attributable to noncontrolling interests	(47)	(204)	(251)	(47)	(340)	(387)
NET INCOME ATTRIBUTABLE TO PAGP	$263	$(219)	$44	$450	$(366)	$84

Basic and diluted weighted average Class A shares outstanding			194			194
Basic and diluted net income per Class A share			$0.23			$0.43

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Twelve Months Ended December 31, 2022			Twelve Months Ended December 31, 2021
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
REVENUES	$57,342	$—	$57,342	$42,078	$—	$42,078

COSTS AND EXPENSES
Purchases and related costs	53,176	—	53,176	38,504	—	38,504
Field operating costs	1,315	—	1,315	1,065	—	1,065
General and administrative expenses	325	5	330	292	6	298
Depreciation and amortization	965	3	968	774	3	777
(Gains)/losses on asset sales and asset impairments, net	269	—	269	592	—	592
Total costs and expenses	56,050	8	56,058	41,227	9	41,236

OPERATING INCOME	1,292	(8)	1,284	851	(9)	842

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	403	—	403	274	—	274
Gain/(loss) on investments in unconsolidated entities, net	346	—	346	2	—	2
Interest expense, net	(405)	—	(405)	(425)	—	(425)
Other income/(expense), net	(219)	—	(219)	19	—	19

INCOME BEFORE TAX	1,417	(8)	1,409	721	(9)	712
Current income tax expense	(84)	—	(84)	(50)	—	(50)
Deferred income tax expense	(105)	(57)	(162)	(23)	(39)	(62)

NET INCOME	1,228	(65)	1,163	648	(48)	600
Net income attributable to noncontrolling interests	(191)	(804)	(995)	(55)	(485)	(540)
NET INCOME ATTRIBUTABLE TO PAGP	$1,037	$(869)	$168	$593	$(533)	$60

Basic and diluted weighted average Class A shares outstanding			194			194
Basic and diluted net income per Class A share			$0.86			$0.31

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING BALANCE SHEET DATA
(in millions)

	December 31, 2022			December 31, 2021
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
ASSETS
Current assets	$5,355	$3	$5,358	$6,137	$3	$6,140
Property and equipment, net	15,250	3	15,253	14,903	6	14,909
Investments in unconsolidated entities	3,084	—	3,084	3,805	—	3,805
Intangible assets, net	2,145	—	2,145	1,960	—	1,960
Deferred tax asset	—	1,309	1,309	—	1,362	1,362
Linefill	961	—	961	907	—	907
Long-term operating lease right-of-use assets, net	349	—	349	393	—	393
Long-term inventory	284	—	284	253	—	253
Other long-term assets, net	464	—	464	251	(2)	249
Total assets	$27,892	$1,315	$29,207	$28,609	$1,369	$29,978

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$5,891	$2	$5,893	$6,232	$2	$6,234
Senior notes, net	7,237	—	7,237	8,329	—	8,329
Other long-term debt, net	50	—	50	69	—	69
Long-term operating lease liabilities	308	—	308	339	—	339
Other long-term liabilities and deferred credits	1,081	—	1,081	830	—	830
Total liabilities	14,567	2	14,569	15,799	2	15,801

Partners’ capital excluding noncontrolling interests	10,057	(8,533)	1,524	9,972	(8,439)	1,533
Noncontrolling interests	3,268	9,846	13,114	2,838	9,806	12,644
Total partners’ capital	13,325	1,313	14,638	12,810	1,367	14,177
Total liabilities and partners’ capital	$27,892	$1,315	$29,207	$28,609	$1,369	$29,978

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME PER CLASS A SHARE
(in millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Basic and Diluted Net Income per Class A Share
Net income attributable to PAGP	$44	$84	$168	$60
Basic and diluted weighted average Class A shares outstanding	194	194	194	194

Basic and diluted net income per Class A share	$0.23	$0.43	$0.86	$0.31

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this release consist of forward-looking statements that involve certain risks and uncertainties that could cause actual results or outcomes to differ materially from results or outcomes anticipated in the forward-looking statements. These risks and uncertainties include, among other things, the following:

•general economic, market or business conditions in the United States and elsewhere (including the potential for a recession or significant slowdown in economic activity levels, the risk of persistently high inflation and continued supply chain issues, the impact of pandemics on demand and growth, and the timing, pace and extent of economic recovery) that impact (i) demand for crude oil, drilling and production activities and therefore the demand for the midstream services we provide and (ii) commercial opportunities available to us;
•declines in global crude oil demand and crude oil prices (whether due to pandemics or other factors) or other factors that correspondingly lead to a significant reduction of North American crude oil and NGL production (whether due to reduced producer cash flow to fund drilling activities or the inability of producers to access capital, or both, the unavailability of pipeline and/or storage capacity, the shutting-in of production by producers, government-mandated pro-ration orders, or other factors), which in turn could result in significant declines in the actual or expected volume of crude oil and NGL shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our assets and/or the reduction of commercial opportunities that might otherwise be available to us;
•fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil and NGL and resulting changes in pricing conditions or transportation throughput requirements;
•unanticipated changes in crude oil and NGL market structure, grade differentials and volatility (or lack thereof);
•the effects of competition and capacity overbuild in areas where we operate, including downward pressure on rates and margins, contract renewal risk and the risk of loss of business to other midstream operators who are willing or under pressure to aggressively reduce transportation rates in order to capture or preserve customers;
•negative societal sentiment regarding the hydrocarbon energy industry and the continued development and consumption of hydrocarbons, which could influence consumer preferences and governmental or regulatory actions that adversely impact our business;
•environmental liabilities, litigation or other events that are not covered by an indemnity, insurance or existing reserves;
•the occurrence of a natural disaster, catastrophe, terrorist attack (including eco-terrorist attacks) or other event that materially impacts our operations, including cyber or other attacks on our electronic and computer systems;
•weather interference with business operations or project construction, including the impact of extreme weather events or conditions;
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

•the impact of current and future laws, rulings, governmental regulations, executive orders, trade policies, accounting standards and statements, and related interpretations, including legislation, executive orders or regulatory initiatives that prohibit, restrict or regulate hydraulic fracturing or that prohibit the development of oil and gas resources and the related infrastructure on lands dedicated to or served by our pipelines;
•loss of key personnel and inability to attract and retain new talent;
•disruptions to futures markets for crude oil, NGL and other petroleum products, which may impair our ability to execute our commercial or hedging strategies;
•the effectiveness of our risk management activities;
•shortages or cost increases of supplies, materials or labor;
•maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties;
•tightened capital markets or other factors that increase our cost of capital or limit our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, investment capital projects, working capital requirements and the repayment or refinancing of indebtedness;
•the successful operation of joint ventures and joint operating arrangements we enter into from time to time, whether relating to assets operated by us or by third parties, and the successful integration and future performance of acquired assets or businesses;
•the availability of, and our ability to consummate, divestitures, joint ventures, acquisitions or other strategic opportunities;
•the refusal or inability of our customers or counterparties to perform their obligations under their contracts with us (including commercial contracts, asset sale agreements and other agreements), whether justified or not and whether due to financial constraints (such as reduced creditworthiness, liquidity issues or insolvency), market constraints, legal constraints (including governmental orders or guidance), the exercise of contractual or common law rights that allegedly excuse their performance (such as force majeure or similar claims) or other factors;
•our inability to perform our obligations under our contracts, whether due to non-performance by third parties, including our customers or counterparties, market constraints, third-party constraints, supply chain issues, legal constraints (including governmental orders or guidance), or other factors or events;
•the incurrence of costs and expenses related to unexpected or unplanned capital expenditures, third-party claims or other factors;
•failure to implement or capitalize, or delays in implementing or capitalizing, on investment capital projects, whether due to permitting delays, permitting withdrawals or other factors;
•the amplification of other risks caused by volatile financial markets, capital constraints, liquidity concerns and inflation;
•the use or availability of third-party assets upon which our operations depend and over which we have little or no control;
•the currency exchange rate of the Canadian dollar to the United States dollar;
•inability to recognize current revenue attributable to deficiency payments received from customers who fail to ship or move more than minimum contracted volumes until the related credits expire or are used;
•significant under-utilization of our assets and facilities;
•increased costs, or lack of availability, of insurance;
•fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans;
•risks related to the development and operation of our assets; and
•other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, as well as in the processing, transportation, fractionation, storage and marketing of NGL as discussed in the Partnerships’ filings with the Securities and Exchange Commission.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

About Plains:

PAA is a publicly traded master limited partnership that owns and operates midstream energy infrastructure and provides logistics services for crude oil and natural gas liquids (“NGL”). PAA owns an extensive network of pipeline gathering and transportation systems, in addition to terminalling, storage, processing, fractionation and other infrastructure assets serving key producing basins, transportation corridors and major market hubs and export outlets in the United States and Canada. On average, PAA handles more than 7 million barrels per day of crude oil and NGL.

PAGP is a publicly traded entity that owns an indirect, non-economic controlling general partner interest in PAA and an indirect limited partner interest in PAA, one of the largest energy infrastructure and logistics companies in North America.

PAA and PAGP are headquartered in Houston, Texas. For more information, please visit www.plains.com.

Contacts:

Blake Fernandez
Vice President, Investor Relations
(866) 809-1291

Michael Gladstein
Director, Investor Relations
(866) 809-1291
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291